AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rodman & Renshaw Capital Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1374481
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

1270 Avenue of the Americas
New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a	If this form relates to the registration of a
class of securities pursuant to Section 12 (b)	class of securities pursuant to Section
of the Exchange Act and is effective	12(g) of the Exchange Act and is
pursuant to General Instruction A.(c), please	effective pursuant to General Instruction
check the following box. /X/	A.(d), please check the following box. /_/

Securities Act registration statement file number to which this form relates: 333-144684

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $.001 per share	Nasdaq Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1. Description of Registrant's Securities to be registered.

      The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-144684, filed with the Commission on July 19, 2007, as amended on September 20, 2007 (the "Registration Statement") and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

      The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.	Certificate of Incorporation, as amended (Exhibit 3(i)(b) to the Registration Statement).

3.	Bylaws (Exhibit 3(ii) to the Registration Statement).

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 9, 2007

Rodman & Renshaw Capital Group, Inc.

By:       /s/ Thomas G. Pinou
        Thomas G. Pinou
        Chief Financial Officer

EXHIBIT INDEX

No.	Description

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).
2.	Certificate of Incorporation, as amended (Exhibit 3(i)(b) to the Registration Statement).
3.	Bylaws (Exhibit 3(ii) to the Registration Statement).